Exhibit 10.4

CHANGE IN CONTROL AGREEMENT

THIS AGREEMENT is made effective as of the [day] of, [month] [year] (the “Commencement Date”), between ETS Payphones, Inc., a Delaware corporation (the “Company”), and [Name], [Title] (the “Employee”).

INTRODUCTION

WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel; and

WHEREAS the Board of Directors of the Company recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined herein) exists and that such possibility, and the uncertainty which it may raise among management personnel, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

WHEREAS, the Board of Directors has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company’s management, including the Employee, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

NOW, THEREFORE, in consideration of the promises made herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Definitions

(a)           “Affiliate” means any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with the Company.

(b)           “Applicable Period” means the period of the Employee’s employment hereunder and for one year after termination of his employment with the Company.

(c)           “Area” means the United States of America.

(d)           “Business of the Company” means the business of the management and operation of payphones, as such business existed on the date of Employee’s termination of employment.

(e)           “Cause” means any of the following events which is reasonably determined by the Board of Directors of the Company to have occurred: (i) willful and continued failure (other than such failure resulting from his incapacity during physical or mental illness) by the Employee to substantially perform his duties with the Company or an Affiliate; (ii) conduct by the Employee that amounts to willful misconduct or gross negligence which causes material harm to the Company; (iii) any act by the Employee of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate; (iv) conviction of the Employee for a felony or any other crime involving moral turpitude; or (v) illegal drug use by the Employee.

(f)            “Change in Control”.   For purposes of this Agreement, a Change in Control of the Company shall have occurred if (i) any Person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) as modified and used in Sections 13(d) and 14 (d) of the Exchange Act, other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of the Company’s common stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 33-1/3% of the combined voting power of the Company’s then outstanding voting securities; (ii) as a result of, or in connection with, any cash tender or exchange offer, merger, consolidation or other business combination, or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company (or the nominees of the Board of Directors to replace such directors in the event that such director does not stand for reelection) immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company, or the persons who were stockholders of the Company immediately before the Transaction shall cease to own at least 50% of the outstanding voting stock of the Company or any successor to the Company; (iii) any sale or other disposition (in one or a series of transactions) of all or substantially all of the Company’s assets; or (iv) approval by shareholders of a complete liquidation or dissolution of the Company.

(f)            “Company Information” means Confidential Information and Trade Secrets.

(g)           “Competing Business” means any person, firm, corporation, joint venture or other business entity which is engaged in the Business of the Company (or any aspect thereof) within the Area.

(h)           “Confidential Information” means data and information relating to the Business of the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Employee or of which the Employee became aware as a consequence of or through its relationship to the Company and which has value to the Company and is not generally known to its competitors.  Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by the Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.  The provisions in this Agreement restricting the use of Confidential Information shall survive for a period of one (1) year following termination of this Agreement.

(i)            “Disability” means a physical or mental condition which prevents Employee from performing the regular duties of his employment for any period in excess of the period of short-term disability or salary continuation under the Company’s short-term disability plan or policy, or if none, a continuous period of three months or an aggregate of three months in any twelve month period.

(j)            “Invention” means any discovery, whether or not patentable, including, but not limited to, any useful process, method, formula, technique, machine, manufacture, composition of matter, algorithm or computer program, as well as improvements thereto, which is new or which Employee has a reasonable basis to believe may be new.  The definition of “Invention” under this Agreement is not limited to the definition of that term under the United States patent laws.

(k)           “Subject Invention” means any Invention which is conceived by or first practiced by Employee, whether alone or in a joint effort with others, during Employee’s employment by the Company, whether prior to or following execution of this Agreement, which (i) may be reasonably expected to be used in a product of the Company or a product similar to a Company product; (ii) results from work that Employee has been assigned as part of Employee’s duties as an employee of the Company; (iii) is in an area of technology which is the same as or substantially related to the areas of technology with which Employee is involved in the performance of Employee’s duties as an employee of the Company; or (iv) is useful, or which Employee reasonably expects may be useful, in any manufacturing or product design process of the Company.

(l)            “Trade Secrets” means information including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

(m)          “Work” means a copyrightable work of authorship, including without limitation, any technical descriptions for products, user’s guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such materials.

2.             Term of Agreement.

The Term of this Agreement shall commence on the Commencement Date and shall continue in effect through the third anniversary of the Commencement Date, provided, however, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than 24 months beyond the month in which such Change in Control occurred.

3.             Covenants of the Company.

In order to induce the Employee to remain in the employ of the Company and in consideration of the Employee’s covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein that if Employee terminates his employment within 30 days of a Change in Control, or if the employment of Employee is terminated by Company other than for Cause after a Change in Control or the approval of a Change in Control by the Board, then the Company shall pay the Employee a lump sum equal to his base salary for six (6) months based on the Employee’s base salary as of the date of termination and shall continue medical insurance for the Employee and his dependents on the same terms as exist on the date of termination for six (6) months following the date of termination and after that six (6) month period Employee shall be entitled to elect eighteen months of continuation coverage under COBRA. Nothing contained herein shall limit or impinge any other rights or remedies of the Company or the Employee under any other agreement or plan to which the Employee is a party or of which the Employee is a beneficiary.

This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Employee and the Company, the Employee shall not have any right to be retained in the employ of the Company.

4.             Covenants of Employee

(a)                        Agreement Not to Compete and Not to Solicit Customers.  The Employee agrees that commencing on the Effective Date and continuing through the Applicable Period, he will not, either directly or indirectly, on the Employee’s own behalf or in the service of or on behalf of others, solicit or divert, or attempt to solicit or divert, to a Competing Business, any individual or entity which was an actual or actively sought prospective client, customer of the Company, or distributor of the Company’s products or services and with whom the Employee had material contact during the Employee’s last 2 year(s) of employment with the Company.

(b)                        Agreement Not to Solicit Employees.  The Employee agrees that commencing on the Effective Date and continuing through the Applicable Period, he will not, either directly or indirectly, on the Employee’s own behalf or in the service of or on behalf of others, solicit, divert or attempt to solicit, divert, to any Competing Business in the Area any person employed by the Company or an Affiliate, whether or not such employee is a full-time employee or a temporary employee of the Company or an Affiliate and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

(c)                        Ownership and Protection of Proprietary Information.

(i)  Confidentiality.  All Confidential Information and Trade Secrets and all physical embodiments thereof received or developed by the Employee while employed by the Company are confidential to and are and will remain the sole and exclusive property of the Company.  Except to the extent necessary to perform the duties assigned to him by the Company, the Employee will hold such Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent, any Confidential Information and Trade Secrets disclosed to or developed by the Employee to lose its character or cease to qualify as Confidential Information or Trade Secrets.

(ii)  Return of Company Property.  Upon request by the Company, and in any event upon termination of the employment of the Employee with the Company for any reason, the Employee will promptly deliver to the Company all property belonging to the Company, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in the Employee’s custody, control or possession.

(iii)  Survival.  The covenants of confidentiality set forth herein will apply on and after the date hereof to any Confidential Information and Trade Secrets disclosed by the Company or developed by the Employee prior to or after the date hereof.  The covenants restricting the use of Confidential Information will continue and be maintained by the Employee for a period of one (1) year following the termination of this Agreement. The covenants restricting the use of Trade Secrets will continue and be maintained by the Employee following termination of this Agreement for so long as permitted by the Georgia Trade Secrets Act of 1990, O.C.G.A. § 10-1-760, et seq.

(d)  Inventions.

(i)  Employee agrees that all Subject Inventions and all patent and other intellectual property and trade secret rights in and to Subject Inventions will become the property of the Company, and Employee hereby irrevocably assigns to the Company all of Employee’s rights to all Subject Inventions.

(ii)  Employee agrees that if Employee has conceived or reduced to practice or if Employee conceives or reduces to practice an Invention during the term of Employee’s employment with the Company, Employee will promptly provide a written description of the Invention and all other requested information to the Company adequate to allow evaluation for a determination as to whether the Invention is a Subject Invention.

(iii)  If, upon commencement of Employee’s employment with the Company, Employee has previously conceived any Invention or acquired any ownership interest in any Invention, which: (i) is Employee’s property, or of which Employee is a joint owner with another person or company; (ii) is not described in any issued patent as of the commencement of Employee’s employment with the Company; and (iii) would be a Subject Invention if such Invention was made while a Company employee; then Employee must provide the Company with a written description of the Invention on Exhibit A, in which case the written description (but no rights to the Invention) shall become the property of the Company; or (ii) provide the Company with the license described in Section 4(d)(iv) of this Agreement.

(iv)  If Employee has previously conceived or acquired any ownership interest in an Invention described above in Section 4(d)(iii) and Employee elects not to disclose the same to the Company as provided above, then Employee hereby grants to the Company a nonexclusive, paid up, royalty-free license to use and practice the Invention, including a license under all patents to issue in any country which pertain to the Invention.

(v)  Employee owns no patents, either individually or jointly with others, except those described on Exhibit A.

(e)  Patent Applications.

(i)  Employee agrees that should the Company elect to file an application for patent protection, whether in the United States or in any foreign country, on a Subject Invention of which Employee was an inventor, Employee will execute all necessary documentation relating to the patent applications, including formal assignments to the Company.

(ii)  Employee further agrees that Employee will cooperate with attorneys or other persons designated by the Company by explaining the nature of any Subject Invention for which the Company elects to file an application for patent protection, reviewing applications and other papers and providing any other cooperation required for prosecution of the patent applications.  The Company will be responsible for all expenses incurred for the preparation and prosecution of all patent applications on Subject Inventions assigned to the Company.

(f)  Copyrights.

(i)  Employee agrees that any Works created by Employee in the course of Employee’s duties as an employee of the Company are subject to the “Work for Hire” provisions contained in Sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code.  All right, title and interest to copyrights in all Works that have been or will be prepared by Employee within the scope of Employee’s employment with the Company will be the property of the Company.  Employee acknowledges and agrees that, to the extent the provisions of Title 17 of the United States Code do not vest in the Company the copyrights to any Works, Employee hereby assigns to the Company all right, title and interest to copyrights which Employee may have in the Works.

(ii)  Employee must disclose to the Company all Works referred to in Section 4(f)(i)and will execute and deliver all applications, registrations, and documents relating to the copyrights to the Works and will provide assistance to secure the Company’s title to the copyrights in the Works.  The Company will be responsible for all expenses incurred in connection with the registration of all such copyrights that it decides to register.

(iii)  Employee has no ownership rights in any Works except those described on Exhibit A.

(d)           Survival.  The covenants of the Employee in Section 4 hereof shall survive the termination of this Agreement and the Employee’s employment hereunder and shall not be extinguished thereby.

5.             Contracts or Other Agreements with Former Employer or Business.

The Employee hereby represents and warrants that he is not subject to any employment agreement or similar document, except as previously disclosed and delivered to the Company, with a former employer or any business with which the Employee has been associated, which on its face prohibits the Employee during a period of time which extends through the Commencement Date from any of the following: (i) competing with, or in any way participating in a business which competes with the Employee’s former employer or business; (ii) soliciting personnel of such former employer or business to leave such former employer’s employment or to leave such business; or (iii) soliciting customers of such former employer or business on behalf of another business.

6.             Remedies.

The Employee agrees that the covenants and agreements contained in Section 4 hereof are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the Business of the Company; that the Company is engaged in and throughout the Area in the Business of the Company; that irreparable loss and damage will be suffered by the Company should the Employee breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, the Company shall be entitled to specific performance of this Agreement and to both temporary and permanent injunctions to prevent a breach or contemplated breach by the Employee of any of such covenants or agreements.

7.             No Set-Off.

The existence of any claim, demand, action or cause of action by the Employee against the Company, or any Affiliate of the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of its rights hereunder.

8.             Notice.

All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

If to the Company:	ETS Payphones, Inc.
Suite G
1490 Westfork Drive
Lithia Springs, Georgia 30122

With a copy to:	Brian Gannon, Esq.
Seyfarth Shaw LLP
One Peachtree Point
1545 Peachtree Street, NE
Suite 700
Atlanta, GA 30309-2401

Notices delivered in person shall be effective on the date of delivery.  Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date thereof.

9.             Miscellaneous.

(b)           Assignment.  This Agreement will be binding on the assignees of the Company and may be assigned by the Company to any Affiliate, legal successor to the Company or an Affiliate, or to an entity which purchases all or substantially all of the assets of the Company or an Affiliate. Otherwise, neither this Agreement nor any right of the parties hereunder may be assigned or delegated by any party hereto without the prior written consent of the other party.  In the event the Company assigns this Agreement as permitted by this Agreement, the “Company” as defined herein will refer to the assignee and the Employee will not be deemed to have terminated employment hereunder until the Employee terminates employment from the assignee.

(b)           Waiver.  The waiver by the Company of any breach of this Agreement by the Employee shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

(c)           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia.  The parties agree that any appropriate state or federal court located in Fulton County, Georgia shall have jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy.  The parties consent to the jurisdiction of such courts.

(d)           Entire Agreement.  This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all oral agreements, and to the extent inconsistent with the terms hereof, all other written agreements.

(e)           Amendment.  This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by the parties hereto.

(f)            Severability.  Each of the covenants and agreements hereinabove contained shall be deemed separate, severable and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

(g)           Captions and Section Headings.  Except as set forth in Section 1 hereof, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

IN WITNESS WHEREOF, the Company and the Employee have each executed and delivered this Agreement as of the date first shown above.

COMPANY:

By:

Title:

[CORPORATE SEAL]

EMPLOYEE:

[Name]

Exhibit A